Exhibit 23.02

CONSENT OF Arthur F. Bell, Jr. & Associates, L.L.C.

We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Global Macro Trust of our report dated April 26, 2017 on the consolidated statement of financial condition of Millburn Ridgefield Corporation as of December 31, 2016 which appears in such Prospectus. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland

April 27, 2017